EXHIBIT 10.12

                                 STOCK AGREEMENT

THIS AGREEMENT (the "Agreement") is made as of the 6th day of July 2001.

AMONG:


     forestindustry.com, Inc., a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at Suite 10, 2480 Kenworth Road, Nanaimo, British Columbia, V9T 3Y3

     (the "Company")

AND:

     SEAN CURRAN,  Businessman,  of 139 Centennial Parkway, Boundary Bay, BC V4L
     1K4

     ("Curran")

AND:

     JOE PERRATON, Businessman, of 7491 Elizabeth Way, Lantzville, British Columbia, V0R 2H0

     ("Perraton")

AND:

     JOE NEMETH, Businessman of 9311 - 213th Street, Langley, British Columbia, V1M 1P6

     ("Nemeth")

AND:

     TEACO PROPERTIES LTD., a body corporate formed pursuant to the laws of the Province of British Columbia and having an office for business located at5299 Budd Crescent, Nanaimo, British Columbia, V9T 5N9

     ("Teaco")

WHEREAS:

A. forestindustry.com, Inc. (the "Company") is a body corporate formed pursuant to the laws of state of Delaware and engaged in the business of providing direct customer service and support to businesses, individuals and organizations within the forest and wood product industries;

B. Sean Curran ("Curran") and Joe Nemeth ("Nemeth") are Businessmen who have agreed to become directors of the Company in exchange for holding majority ownership in the Company along with Joe Perraton ("Perraton") a current Director;

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C.   Teaco  Properties  Ltd.  ("Teaco") owns 1,000,000  shares of the issued and outstanding common shares in the capital stock of the Company of which they have agreed to sell 900,000 common shares (the "Teaco Shares") which represent 58% of the issued and outstanding common stock of the Company;

D. The Company believes it is in its best interest to have each Director acquire equal parts of the majority ownership and therefore the Teaco Shares will be divided equally among its Directors;

E. The Company currently has outstanding debt with one creditor (the "creditor") for CDN$155,710. In order to retain senior management, the Company has agreed to enter into a debt settlement agreement with the one creditor concurrent with this Agreement on terms and conditions to be negotiated between the Company and creditor; and,

F. This Agreement is entered into for the sole purpose of facilitating the matters described in it and nothing in it should be construed as an admission or description of any preexisting fact, obligation, liability, right, or other matter for any purpose other than the construction and enforcement of this Agreement.


NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                      TERMS


1) Sale of Shares. Teaco hereby agree to sell the Teaco Shares to Curran, Perraton and Nemeth, or their nominees, individually 300,000 common shares in the capital stock of the company, for $10, receipt of which is hereby acknowledged. The Teaco Shares will be transferred in title to Curran, Perraton and Nemeth (collectively "the Directors"), within 10 business days upon the execution of this Agreement. The Company has agreed to authorize this transaction through a directors resolution and deliver same to the Company's transfer agent. The sale of the Teaco Shares will be considered private in nature and involves investors who are not residents of the United States. Accordingly, the issuances may be deemed to be exempt from registration by Regulation S and the stock is deemed to be restricted securities.

2) Resale Restriction. Curran, Perraton and Nemeth acknowledge that they are acquiring the Teaco Shares for investment purposes only and agree that they each will not offer, sell or otherwise transfer, pledge or hypothecate any of the Teaco Shares (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended), and in particular shall not during the first 90 days of this Agreement, directly or indirectly unless:

     (a) the sale is to the Company;

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     (b)  the sale is made pursuant to the exemption from registration under the
          Securities Act of 1933 provided by Rule 144 thereunder; or

     (c) the Shares are sold in a transaction that does not require registration under the Securities Act of 1933 or any applicable laws and regulations governing the offer and sale of securities, and Curran has furnished to the Company an opinion of counsel to that effect or such other written opinion as may be reasonably required by the Company; and

     Curran, Perraton and Nemeth further acknowledge that trades of any Shares within British Columbia will be subject to restrictions imposed by the Securities Act (British Columbia) and that the Shares may not be traded within British Columbia unless the trade is made solely through a registered dealer and a prospectus is filed with the British Columbia Securities Commission in respect of the Shares (and a final receipt obtained for such prospectus) or an exemption from the registration and prospectus requirements may be relied upon.

3) Legend. Curran, Perraton and Nemeth acknowledge that the certificate representing the Teaco Shares shall bear the following legend:

          NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

4) Piggyback Rights. The Company hereby agrees to grant piggyback rights to register Teaco's 100,000 common shares for a period of one (1) year. Teaco must provide written notification to the Company that they wish a portion or all of their common shares be included on the Company's next registration statement.

5) Financing of Company. Curran shall, concurrent with this Agreement, provide written confirmation that a third party is willing to assist the Company on a best efforts basis to finance the Company on terms acceptable by the Company and such financing will be no less than USD$250,000 ("third party financing").

6) Mutual Release. Teaco and the Company hereby agree to execute a Mutual Release agreement, attached hereto as Exhibit "A", on the other party's behalf, concurrent with this Agreement.

7) Appointment of Curran. Curran hereby accepts in writing the appointment as a Director of the Company, attached hereto as Exhibit "B".

8) Appointment of Nemeth. Nemeth hereby accepts in writing the appointment as a Director of the Company, attached hereto as Exhibit "C".

9) Confidentiality. All parties agree that the existence and terms of this Agreement are confidential and shall not be disclosed to any person or entity except as required to comply with applicable statutory disclosure requirements, and then only in the degree required to comply with such requirements.

10) Expenses Teaco. Teaco shall provide the Company with a detailed invoice for legal and/or accounting expenses, not to exceed CDN$7,500, which invoices shall be paid by the Company within 30 days of receipt of third party financing.

11) Expenses Curran and Nemeth. Curran and Nemeth shall provide the Company with a detailed invoice for legal and/or accounting expenses incurred in connection with this Agreement, not to exceed CDN$10,000, which invoice shall be paid by the Company within 30 days of receipt of third party financing.

12)  Conditions Precedent.

     i. The Teaco Shares are sold to Curran, Nemeth and Perraton within 10 days of the date of this Agreement;

     ii. Curran provides written confirmation that a third party is willing to assist the Company on a best efforts basis to finance the Company on terms acceptable by the Company and such financing will be no less than USD$250,000.

     iii. The Company executes a debt settlement agreement with their creditor within 90 days of this Agreement.

13) Nature of Conditions Precedent. The conditions precedent set forth in this Agreement are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favour of the other party or parties set forth in this Article.

14) Termination. Notwithstanding any provision herein to the contrary, if the conditions precedent do not occur within 90 days of the date first written above this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing. If this Agreement terminates, the following shall occur:

     i. Curran and Nemeth shall immediately resign as directors of the Company and the Company will accept their resignations.

     ii. The Company will indemnify Curran and Nemeth of all liability related to the Company and its business by way of an indemnity agreement.

     iii. Curran, Nemeth and Perraton shall return the Teaco Shares to the Company immediately by signing the certificate representing the Teaco Shares and delivering the Teaco Shares in full to the Board of Directors of the Company.


                                   ARTICLE II
                          REPRESENATIONS AND WARRANTIES


1) Good Title. Teaco represent that they are the owners of the Teaco Shares and that they have good and marketable title to the Shares and that the Shares are free and clear of all liens, security interests or pledges of any kind whatsoever.

2) Authority. The Parties represent and warrant that they, through the signatories indicated below, are duly authorized to enter into this Agreement, to make its warranties and representations, to give its releases, and to fulfill its conditions, and that none of the rights, claims, or obligations being released under this Agreement, have been conveyed, assigned, or otherwise transferred.

3) Reading. Each of the Parties represents that it has carefully read and understood This entire Agreement before executing it.

4) Legal Representation. Each of the Parties acknowledges and agrees that it has been represented in the preparation of this Agreement by legal counsel of its choosing. Each of the Parties further acknowledges the receipt of the advice of independent legal counsel prior to the execution of this Agreement, and that it fully understands the terms and provisions of this Agreement, its nature, and its effect. Each of the Parties further represents that it is relying solely on the advice of its own counsel in executing this Agreement and has neither received nor relied upon any representation or opinion of any of the other Parties or of the counsel of any of the other Parties, except for the representations contained in this Agreement.

5) No Other Representations. The Parties represent that none of the other Parties to this Agreement or their representatives have given them any legal, factual, or other representations or opinions relating to this Agreement other than those expressly contained in it.

                                   ARTICLE III
                               GENERAL PROVISIONS

1) Further Acts. The Parties to this Agreement shall promptly take such further acts and execute such other documents as shall be necessary to carry out the manifest intent of this Agreement.

2) Notice. Except as may be provided otherwise elsewhere in this Agreement, any election, delivery, notice, or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given if placed in the regular mail to the following addresses, or such other addresses as the Parties may later specify in writing. Except as may be provided otherwise elsewhere in this Agreement, notwithstanding any defect in the method of delivery that prevents it from being effective upon mailing, such an election, delivery, notice, or other communication, if it is in writing, shall be deemed given if and when it is actually received by such of the Parties as are entitled to receive it.

     If to Teaco, to:

        Teaco Properties Ltd.
        5299 Budd Crescent
        Box 2, Comp 1
        Nanaimo, B.C.  V9T 5N9
        Attn: Marc White

     If to forestindustry to:

        forestindustry.com, Inc.
        Suite 10, 2480 Kenworth Road
        Nanaimo, British Columbia  V9T 3Y3
        Attn:  Joe Perraton

     If to Curran to:

        Sean Curran
        139 Centennial Parkway
        Boundary Bay, B.C.  V4L 1K4

     If to Perraton to:

        Joe Perraton
        7491 Elizabeth Way
        Lantzville, British Columbia, V0R 2H0

     If to Nemeth to:

        Joe Nemeth
        9311 - 213th Street
        Langley, British Columbia, V1M 1P6

3) Integration. This Agreement constitutes the entire Agreement among the Parties concerning its subject matter and supersedes all prior or contemporaneous contracts, agreements, understandings, negotiations, and discussions of the Parties, whether oral or written, concerning its subject matter.

4) Expenses of Matters Settled. Each of the Parties shall bear its own costs, attorneys' fees, and other expenses related to the matters referred to herein except as agreed upon in section 1, item 8 and 9, and no Party shall make any payment or reimbursement, or provide any consideration, other than what may be described in this Agreement.

5)   No  Other  Agreements.  There  are  no  other  contracts,   agreements,  or
     understandings among the Parties, whether oral or written, other than this Agreement.

6) No Oral Modification. No amendment, modification, waiver, or termination of this Agreement shall be binding unless it is contained in a writing signed by the party against whom it is sought to be enforced.

7) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties.

8) Drafting. Each of the Parties represents that this Agreement has been negotiated and jointly drafted and agrees that any ambiguity in it shall not be construed against any of them.

9) Counterparts. This Agreement may be executed in counterparts (including by facsimile signature), each of which executed counterparts shall be deemed to be a duplicate original of this Agreement, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF each party has caused this Agreement to be executed individually or by a duly authorized officer.

                                            Teaco Properties Ltd.

DATED:                                  By:     /s/  Marc White
                                                   Marc White


                                            Teaco Properties Ltd.

DATED:                                  By:     /s/  Dave McNaught
                                                   Dave McNaught

                                            Sean Curran

DATED:                                  By:     /s/  Sean Curran
                                                   Authorized Signatory

                                            forestindustry.com, Inc.

DATED:                                  By:     /s/  Joe Perraton
                                                   Joe Perraton, President


                                            Joe Nemeth

DATED:                                  By:     /s/  Joe Nemeth
                                                   Authorized Signatory


                                            Joe Perraton

DATED:                                  By:     /s/  Joe Perraton
                                                   Authorized Signatory